Exhibit 3.10

LIMITED LIABILITY COMPANY AGREEMENT

OF

CALPINE NATURAL GAS HOLDINGS, LLC

This Limited Liability Company Agreement (this “Agreement”) of Calpine Natural Gas Holdings, LLC, a Delaware limited liability company (the “Company”), is hereby adopted by Calpine Corporation, a Delaware corporation and the sole member of the Company (“Calpine”), in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”), to govern the affairs of the Company and the conduct of its business.

1.        Formation. Effective at 11:57 p.m., Eastern Time, on April 24, 2002 (the “Effective Time of the Conversion”), Calpine Natural Gas Holdings, Inc., a Delaware corporation (“CNGH”), converted into the Company pursuant to Section 18-214 of the Act and Section 266 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing a Certificate of Conversion (the “Conversion Certificate”) and a Certificate of Formation (the “Certificate”) with the Delaware Secretary of State, and pursuant to Section 18-214 of the Act, the Company is deemed to have commenced on the date CNGH commenced its existence.

2.        Name. The name of the Company is “Calpine Natural Gas Holdings, LLC”, and all Company business must be conducted in that name or such other names that comply with applicable law.

3.        Purpose. The purpose for which the Company is organized is to transact any and all lawful business for which limited liability companies may be organized under the Act.

4.        Registered Office. The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, Dover, County of Kent, Delaware 19901.

5.        Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is National Registered Agents, Inc., 9 East Loockerman Street, Dover, County of Kent, Delaware 19901.

6.        Principal Office. The principal office of the Company (at which the books and records of the Company shall be maintained) shall be 50 West San Fernando Street, San Jose, California 95113.

7.        Member.

(a)        The term “Member” as used in this Agreement means Calpine, in its capacity as a member of the Company, and any person hereafter admitted to the Company as a member, but such term does not include any person who has ceased to be a member of the Company. The name and the mailing address of the initial Member is as follows:

Calpine Corporation

50 West San Fernando Street

San Jose, California 95113

(b)        A Member shall not cease to be a member of the Company upon the occurrence of any event described in Section 18-304 of the Act.

8.        Term. Pursuant to Section 18-214 of the Act, the term of the Company is deemed to have commenced on the date CNGH commenced its existence and shall be perpetual, unless it is dissolved sooner as a result of: (a) the written election of the Member, (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act, or (c) the occurrence of an event that causes there to be no members of the Company, unless the Company is continued in accordance with the Act. No other event shall cause a dissolution of the Company.

9.        Management. Subject to the provisions of the Act and any limitations in this Agreement as to action to be authorized or approved by the Member, all management powers over the business and affairs of the Company shall be exclusively vested in a board of managers (the “Board of Directors”), comprised of a number of members (no less than 2) designated by the Member (each, a “Director”), and whom shall be appointed by the Member and, subject to the direction of the Board of Directors, the officers of the Company (the “Officers”), who shall collectively (Officers and Directors) constitute “managers” of the Company within the meaning of the Act. The Member, by virtue of its status of a member of the Company, shall not have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors and of the Officers shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL. Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Board of Directors (subject to Section 10 of this Agreement) and the Officers (subject to Section 12 of this Agreement and the direction of the Board of Directors) shall have full power and authority to do all things on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company.

10.      Board of Directors.

(a)        Election and Removal of Directors. Upon election by the Member, each Director shall hold office until death, disability, resignation or removal at any time at the pleasure of the Member. If a vacancy occurs on the Board of Directors, the Member shall elect a successor so that the Board of Directors remains fully constituted at all times.

(b)        Meetings and Approval Requirements.

(i)        Regular Meetings. Regular meetings of the Board of Directors shall be held as the Board of Directors may determine and, if so determined, no notice thereof need be given. Special meetings of the Board of Directors shall be held at the written request of any Director.

(ii)      Telephonic Meetings. Any meeting of the Board of Directors may be held by conference telephone call or through similar communications equipment by means of which all persons participating in the meeting are able to hear each other. Participation in a telephonic or videographic meeting held pursuant to this section shall constitute presence in person at such meeting.

(iii)      Notices. Notices of regularly scheduled meetings of the Board of Directors shall not be required unless the time or place of a particular regular meeting is other than as set forth in the schedule of annual meetings previously approved by the Board of Directors. Notices of special meetings shall be required and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Special meetings shall be held at the address specified in the notice of such meeting or at such other place as shall be agreed by the Directors. Notice of a special meeting shall be given in writing to each Director not less than two (2) nor more than fifteen (15) days before the date of the meeting. Directors may waive in writing the requirements for notice before, at or after the special meeting involved. The presence of a Director at a meeting shall constitute waiver of notice unless said Director expressly states otherwise at the outset of such meeting.

(iv)      Quorum. At each meeting of the Board of Directors, the presence in person or by electronic means, as the case may be, of two (2) of the Directors shall be necessary to constitute a quorum for the transaction of business by the Board of Directors.

(v)      Approval Requirements. The Board of Directors may act either through the presence of Directors voting at a meeting or by written consent without a meeting as described in clause (vi) below. In the case of actions taken at a meeting, the affirmative vote of at least a majority of the Directors present in person or by electronic means, as the case may be, and voting at a duly held meeting of the Board of Directors where a quorum is present shall be necessary for any action of the Board of Directors.

(vi)      Written Consents. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by at least a majority of the Directors. Such consents shall be filed with the minutes of the proceedings of the Board of Directors.

(c)        Compensation and Reimbursement. Except as determined by the Board of Directors, no compensation or fees shall be paid by the Company to any individual for serving as a Director, nor shall any Director be entitled to reimbursement by the Company for expenses incurred in attending meetings of the Board of Directors.

(d)        Initial Directors. The Directors, as of the effectiveness of this Agreement, are as follows:

  Peter Cartwright

  Ann B. Curtis

11.      Meeting of Members and Approval Procedures.

(a)        Meetings. A meeting of the Members, if there is more than one (1) Member, for the purpose of acting upon any matter upon which the Members are entitled to vote may be called by the Board of Directors at any time, and such a meeting shall be called by the Board of Directors not more than thirty (30) days after receipt of a written request therefor signed by any Member. Meetings of the Members shall be held at such location as from time to time shall be reasonably determined by the Board of Directors. The Board of Directors shall give written notice of any such meeting to all Members, and such meeting shall be held not less than seven (7) days nor more than thirty (30) days after the Board of Directors sends such notice. All Members shall be entitled to attend and participate in any such meeting, and the affirmative vote or written consent of each Member shall be required for any action of the Members.

(b)        Quorum; Notice; Waivers; Proxies. The presence in person or by proxy of all of the Members shall constitute a quorum at all meetings of the Members. No notice of the time, place or purpose of any meeting of Members need be given to any Member entitled to such notice who, in writing, executes and files with the records of the meeting, either before or after the time thereof, a waiver of such notice. Any Member who attends a meeting in person or is represented by proxy, except for a Member attending a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened, shall be deemed to have waived notice of such meeting. Each Member may authorize any person to act for it by proxy with respect to any matter in which such Member is entitled to participate, including waiving notice of any meeting and voting or participating in a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of twelve (12) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

(c)        Written Consent to Action. Notwithstanding the provisions of Sections 11(a) and 11(b), on any matter that is to be voted on by the Members, the Members may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Members. An original or copy of any such consent shall be inserted in the record of the proceedings of the Members.

(d)        Member Approval Rights. In addition to any other approval required by the Act or applicable law, the following matters shall require the approval of each Member:

(i)        any merger or combination of the Company with another person, or any conversion, reclassification, recapitalization, or, subject to Section 18-802 of the Act, dissolution, liquidation or winding up of the Company;

(ii)       any issuance, sale or buyback by the Company of limited liability company interest (as defined in the Act), or any other similar transactions;

(iii)      any addition to or amendment or repeal of the Certificate or this Agreement; and

(iv)      approval of the procedures by which the Board shall make capital calls of the Members.

12.      Officers of the Company.

(a)        Officers. The Officers of the Company shall be a chief executive officer and president, a vice president, a chief financial officer, a secretary and such other officers as may be appointed in accordance with the provisions of Section 12(c). Any number of offices may be held by the same person.

(b)        Election of Officers. The Officers of the Company, except such Officers as may be appointed in accordance with the provisions of Section 12(c), shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an Officer under any contract of employment.

(c)        Subordinate Officers. The Board of Directors may appoint, and may empower the chief executive officer to appoint, such other Officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Agreement or as the Board of Directors may from time to time determine.

(d)        Removal and Resignation of Officers. Subject to the rights, if any, of an Officer under any contract of employment, any Officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board of Directors, or, except in case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors. Any Officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the Officer is a party.

(e)        Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

(f)        Chief Executive Officer. The chief executive officer, if present, shall be the chief executive officer of the Company and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the Officers of the Company. The chief executive officer shall preside at all meetings of the Members and at all meetings of the Board of Directors. The chief executive officer shall have the general powers and duties of management usually vested in the office of chief executive officer, and shall have such other powers and duties as may be prescribed by the Board of Directors or this Agreement.

(g)        President. The president shall be the chief operating officer of the Company and shall have general supervision of the operations of the Company. In the absence of the chief executive officer, the president shall preside at all meetings of the Members and at all meetings of the Board of Directors and shall perform the duties of the chief executive officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer. The president shall have such other powers and duties as may be prescribed by the Board of Directors or this Agreement or the chief executive officer.

(h)        Vice Presidents. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated, by the Board of Directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or this Agreement, or the chief executive officer.

(i)        Secretary. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors and Members, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at the Board of Directors’ meetings, the Members present or represented at the meetings of the Members, and the proceedings. The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Company’s transfer agent or registrar, as determined by resolution of the Board of Directors, a register showing the names of all Members and their addresses, the limited liability company interests (as defined in the Act) held by each, the number and date of certificates, if any, issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The secretary shall give, or cause to be given, notice of all meetings of the Members and of the Board of Directors required by this Agreement or by law to be given, and the secretary shall keep the seal of the Company, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by this Agreement or the president.

(j)        Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and limited liability company interests. The books of account shall at all reasonable times be open to inspection by any Director. The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the Company with such depositories as may be designated by the Board of Directors. The chief financial officer shall disburse the funds of the Company as may be ordered by the Board of Directors, shall render to the president and Directors, whenever they request it, an account of all of the chief financial officer’s transactions as chief financial officer and of the financial condition of the Company, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or this Agreement or the president. The chief financial officer also shall have day to day responsibility for the deposit of all moneys and other valuables in the name and to the credit of the Company and shall disburse the funds of the Company as may be ordered by the Board of Directors. The chief financial officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or this Agreement or the chief executive officer.

13.      Powers of Execution.

(a)        Checks and Notes. All checks and other demands for money and notes and other instrument for the payment of money shall be signed on behalf of the Company by such Officer or Officers or by such other person or persons as the Board of Directors may from time to time designate. The signature of any such Officer or other person may be a facsimile if so authorized by the Board of Directors.

(b)        Contracts and Deeds. All contracts, deeds and instruments shall be signed on behalf of the Company by the chief executive officer, by the president, by any vice president, or by such other person or persons as the Board of Directors or the chief executive officer may from time to time designate. Notwithstanding any other provision of this Agreement, neither the Company, nor the Board of Directors on behalf of the Company, shall make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

14.      Distributions. The Company shall make cash distributions to the Member at such times and in such amounts as may be determined by the Board of Directors. The Company may make non-cash distributions to the Member at such times and in such forms as may be determined by the Board of Directors.

15.      Indemnification of Directors and Officers.

(a)        The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was, at any time prior to or during which this Section 15 is in effect, a Director or Officer of the Company, or is or was, at any time prior to or during which this Section 15 is in effect, a Director or Officer of the Company, or is or was, at any time prior to or during which this Section 15 is in effect, serving at the request of the Company, as a director or officer of another corporation, partnership, limited liability company, joint venture, trust, other enterprise or employee benefit plan against reasonable expenses (including attorneys’ fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law.

(b)        Expenses incurred by a person who is or was a Director or Officer of the Company in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Company at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by this Section 15. The indemnification and advancement of expenses provided by this Section 15 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be or become entitled under any law, this Agreement, the decision of the Member, or disinterested Directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Company on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors and administrators of such person.

(c)        The rights provided by this Section 15 are for the benefit of the persons referred to herein and their respective heirs, executors and administrators and shall be legally enforceable against the Company by such persons (who shall be presumed to have relied on such rights in undertaking or continuing any of the positions referred to herein) or by their respective heirs, executors and administrators. No amendment to or restatement of this Section 15, or merger, consolidation, conversion or reorganization of the Company, shall impair the rights of indemnification provided by this Section 15 with respect to any action or failure to act, or alleged action or failure to act, occurring or alleged to have occurred prior to such amendment, restatement, merger, consolidation, conversion or reorganization.

(d)        NEITHER THE DIRECTORS, THE MEMBER, NOR ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER, SHALL BE LIABLE, RESPONSIBLE OR ACCOUNTABLE IN DAMAGES OR OTHERWISE TO THE COMPANY OR THE MEMBER FOR ANY ACTION TAKEN OR FAILURE TO ACT (EVEN IF SUCH ACTION OR FAILURE TO ACT CONSTITUTED THE NEGLIGENCE OF A PERSON, INCLUDING THE PERSON FOR WHOM EXCULPATION IS SOUGHT HEREUNDER) ON BEHALF OF THE COMPANY WITHIN THE SCOPE OF THE AUTHORITY CONFERRED ON THE PERSON DESCRIBED IN THIS AGREEMENT OR BY LAW UNLESS SUCH ACT OR OMISSION WAS PERFORMED OR OMITTED FRAUDULENTLY OR CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TO THE EXTENT THAT, AT LAW OR IN EQUITY, THE BOARD OF DIRECTORS, THE MEMBER, OR ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER HAVE DUTIES (INCLUDING FIDUCIARY DUTIES) AND LIABILITIES RELATING TO THE COMPANY, THE BOARD OF

DIRECTORS, THE MEMBER OR ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER ACTING UNDER THIS AGREEMENT SHALL NOT BE LIABLE TO THE COMPANY OR THE MEMBER FOR THEIR RELIANCE ON THE PROVISIONS OF THIS AGREEMENT. THE PROVISIONS OF THIS AGREEMENT, TO THE EXTENT THAT THEY EXPAND OR RESTRICT THE DUTIES AND LIABILITIES OF THE DIRECTORS, THE MEMBER OR ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR THE MEMBER OTHERWISE EXISTING AT LAW OR IN EQUITY, ARE AGREED BY THE MEMBER TO REPLACE SUCH OTHER DUTIES AND LIABILITIES OF THE DIRECTORS, THE MEMBER OR ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER.

16.      Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to principles of conflict of laws), all rights and remedies being governed by said laws.

17.      Member Obligations. To the full extent permitted by law, neither the Member nor any affiliate of, or any Director appointed by, the Member nor any Officer shall have any obligation or owe any duty, fiduciary or otherwise, to the Company or to any of the Company’s affiliates, including any obligation (i) to offer business opportunities to the Company, (ii) to refrain from pursuing business opportunities that may have a competitive impact upon the Company, or (iii) to refrain from taking any other action that will or may be detrimental to the Company, and neither the Member nor any of its affiliates shall, by virtue of the relationship established pursuant to this Agreement, have any other obligations to take or refrain from taking any other action that may impact the Company. The provisions of this Section 17 constitute an agreement to modify or eliminate fiduciary duties pursuant to the provisions of Section 18-1101 of the Act.

18.      Authorized Person. The execution by Robert W. Phillpott, as an “authorized person” within the meaning of the Act, of the Conversion Certificate and the Certificate, and the filing of such certificates with the Secretary of State of the State of Delaware, are hereby ratified, confirmed and approved. Upon the filing of the Conversion Certificate and the Certificate with the Secretary of State of the State of Delaware, Robert W. Phillpott’s powers as an “authorized person” ceased, and each member of the Board of Directors or any person designated by the Board of Directors shall be an “authorized person” of the Company within the meaning of the Act.

19.      Certificated Nature of Limited Liability Company Interests.

(a)        The limited liability company interests (as defined in the Act) of the Company (the “LLC Interests”) shall be represented by certificates, each registered in the name of a member and in such form as the Board of Directors shall approve, and the Company shall issue to the Member one or more certificates representing its 100% LLC Interests.

(b)        The Company and all the members thereof, by acquisition of LLC Interests, hereby specify, acknowledge and agree that all the LLC Interests are securities governed by Article 8 and all other provisions of the Uniform Commercial Code as adopted and amended in the State of Delaware and any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 (the “UCC”), and pursuant to the terms of Section 8-103 of the UCC, such LLC Interests shall be “securities” for all purposes of such Article 8 and under all other provisions of the UCC.

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, has duly executed this Agreement to be effective as of the Effective Time of the Conversion.

CALPINE CORPORATION

By:	/s/ Peter Cartwright
Peter Cartwright, President